                                                                   Exhibit 99.1


                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
PCM, Inc.

We have audited the accompanying balance sheets of PCM, INC. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PCM, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Blackman Kallick Bartelstein, LLP

BLACKMAN KALLICK BARTELSTEIN, LLP

Chicago, Illinois
September 24, 1998

                                    PCM, INC.

                                 Balance Sheets

                           December 31, 1997 and 1996

                                     ASSETS

                                                                                           1997            1996
                                                                                    ---------------    -----------
Current Assets
     Cash .......................................................................   $     2,562,650    $         2,366
     Certificates of deposit - Restricted (Note 5) ..............................         1,021,958          1,483,409
     Short-term investments in marketable securities (Note 3) ...................                 -            889,266
     Receivables

         Customers (Note 9) .....................................................         4,597,403          2,815,710
         Stockholder (Note 11) ..................................................           390,957                  -
     Inventories ................................................................           465,993            623,952
     Prepaid expenses and other current assets ..................................           121,088             37,058
                                                                                    ---------------    ---------------
                  Total Current Assets ..........................................         9,160,049          5,851,761
Property and Equipment (Net of accumulated depreciation
 and amortization) (Note 4) .....................................................            76,501             79,394
Other Assets - Note receivable - Officer (Note 11) ..............................           200,000                  -
                                                                                    ---------------    ---------------
                                                                                    $     9,436,550     $    5,931,155
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------


                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

     Checks issued in excess of funds on deposit ................................   $       499,144    $     1,309,572
     Short-term borrowings - Bank (Note 5) ......................................           443,365            748,480
     Accounts payable (Note 6) ..................................................         2,170,300          1,607,418
     Accrued salaries, wages and other compensation .............................           289,885             89,378
     Accrued expenses ...........................................................           259,646            195,747
     Deferred income ............................................................            44,843            893,881
                                                                                    ---------------    ---------------
                  Total Current Liabilities .....................................         3,707,183          4,844,476
                                                                                    ---------------    ---------------
Commitments and contingencies (Note 7)                                                            -                  -
                                                                                    ---------------    ---------------
Stockholders' Equity (Note 10)

     Common stock - No par value; authorized - 10,000 shares;
      issued and outstanding - 1,111.12 shares in 1997 and 1,000 shares in 1996 ..          210,000             10,000
     Retained earnings ..............................................                     5,519,367          1,076,679
                                                                                    ---------------    ---------------
                   Total Stockholders' Equity ....................................        5,729,367          1,086,679
                                                                                    ---------------    ---------------
                                                                                     $    9,436,550     $    5,931,155
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------

    The accompanying notes are an integral part of the financial statements.

                                    PCM, INC.

                              Statements of Income

                     Years Ended December 31, 1997 and 1996

                                                                     Amount
                                                     -------------------------------
                                                          1997            1996
                                                     -------------- ----------------

Revenues (Note 9) .................................. $   34,737,226   $   20,981,535

Cost of Revenues ...................................     24,975,139       18,726,680
                                                     --------------   --------------

Gross Profit .......................................      9,762,087        2,254,855

Selling, General and Administrative Expenses .......      2,607,706        1,370,806
                                                     --------------   --------------

Income from Operations .............................      7,154,381          884,049
                                                     --------------   --------------

Other Income (Expense)

     Interest income ...............................        156,753           77,466
     (Loss) gain on securities (Note 3) ............       (133,438)         258,736
     Interest expense ..............................        (47,386)         (32,107)
                                                     --------------   --------------

         Total Other (Expense)
          Income, Net ..............................        (24,071)         304,095
                                                     --------------   --------------

Income before Income Taxes .........................      7,130,310        1,188,144
Income Taxes .......................................        112,506           16,820
                                                     --------------   --------------

Net Income .........................................      7,017,804        1,171,324
                                                     --------------   --------------
                                                     --------------   --------------


    The accompanying notes are an integral part of the financial statements.

                                    PCM, INC.

                        Statements of Stockholders' Equity
                     Years ended December 31, 1997 and 1996

                                                                                                                Total
                                                               Common Stock                 Retained        Stockholders'
                                                        Shares             Value            Earnings            Equity
                                                    --------------    ---------------    --------------    ---------------
Balance at December 31, 1995 .....................        1,000       $        10,000    $      836,047    $       846,047

Net income .......................................                                            1,171,324          1,171,324

Dividends declared ...............................                                             (930,692)          (930,692)
                                                    --------------    ---------------    --------------    ---------------

Balance at December 31, 1996 .....................        1,000                10,000         1,076,679          1,086,679

Issuance of common stock for services ............          111.12            200,000                              200,000

Net income .......................................                                            7,017,804          7,017,804

Dividends declared ...............................                                           (2,575,116)        (2,575,116)
                                                    --------------    ---------------    --------------    ---------------
Balance at December 31, 1997 .....................        1,111.12    $       210,000    $    5,519,367    $     5,729,367
                                                    --------------    ---------------    --------------    ---------------
                                                    --------------    ---------------    --------------    ---------------



                                    PCM, INC.

                            Statements of Cash Flows

                     Years Ended December 31, 1997 and 1996

                                                                                      1997            1996
                                                                                 --------------    --------------
Cash Flows from Operating Activities
     Net income ................................................................ $    7,017,804    $     1,171,324
                                                                                 --------------    ---------------
     Adjustments to reconcile net income to net cash
      provided by operating activities

         Depreciation and amortization .........................................         14,290             19,948
         Loss (gain) on sale of marketable securities ..........................        133,438            (92,980)
         Unrealized gain on marketable securities ..............................              -           (165,756)
         Bad debt expense ......................................................        329,906                  -
         Stock bonus paid to officer ...........................................        200,000                  -
         Investment in marketable securities ...................................       (607,547)        (1,506,494)
         Proceeds from sale of marketable securities ...........................      1,363,375            875,964
         (Increase) decrease in
              Receivables ......................................................     (2,111,599)          (660,494)
              Inventories ......................................................        157,959           (380,426)
              Prepaid expenses and other current assets ........................        (84,030)           (10,676)
         Increase (decrease) in
              Accounts payable .................................................        562,882          1,016,271
              Accrued expenses .................................................        264,406            203,650
              Deferred income ..................................................       (849,038)           803,208
                                                                                 --------------    ---------------
                  Total Adjustments ............................................       (625,958)           102,215
                                                                                 --------------    ---------------
                  Net Cash Provided by Operating Activities ....................      6,391,846          1,273,539
                                                                                 --------------    ---------------
Cash Flows from Investing Activities

     Capital expenditures ......................................................        (11,397)           (25,003)
     Net (advances to) repayments from stockholder .............................       (390,957)           354,000
     Net advances to officer ...................................................       (200,000)                 -
     Changes in restricted funds ...............................................        461,451           (565,664)
                                                                                 --------------    ---------------
                  Net Cash Used in Investing
                   Activities ..................................................       (140,903)          (236,667)
                                                                                 --------------    ---------------
Cash Flows from Financing Activities
     Repayments of checks issued in excess of funds on deposit .................       (810,428)          (360,813)
     Net (borrowings) repayments under line of credit ..........................       (305,115)           248,480
     Payments of dividends .....................................................     (2,575,116)          (930,692)
                                                                                 --------------    ---------------
                  Net Cash Used in Financing Activities ........................     (3,690,659)        (1,043,025)
                                                                                 --------------    ---------------
Net Increase (Decrease) in Cash and Cash Equivalents ...........................      2,560,284             (6,153)
Cash, Beginning of Year ........................................................          2,366              8,519
                                                                                 --------------    ---------------
Cash, End of Year .............................................................. $    2,562,650    $         2,366
                                                                                 --------------    ---------------
                                                                                 --------------    ---------------

    The accompanying notes are an integral part of the financial statements.

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents
----------------

For purposes of the statements of cash flows, the company considers time deposits purchased with a maturity of three months or less to be cash equivalents. Substantially all of the company's cash equivalents are held at one financial institution and are classified as restricted at December 31, 1997 and 1996.

Inventories
-----------

Inventories consist of computers and computer equipment and are valued at the lower of cost (first-in, first-out) or market.

Depreciation and Amortization
-----------------------------

Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred.

The company's policy is to depreciate or amortize the cost of property and equipment over the estimated useful lives of the assets as indicated in the following tabulation by use of the declining balance and straight-line methods. The cost of leasehold improvements is amortized over their useful lives, or the applicable lease term, if shorter.

                                                                             Years
                                                                             -----
                                    Leasehold improvements ..................    3
                                    Furniture and fixtures ..................    7
                                    Office equipment ........................  5-7
                                    Computer equipment ......................    5
                                    Vehicles ................................    5
                                    Software ................................    3

Income Taxes
------------

The company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect income taxes, except for state replacement tax.

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

        NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
-------------------

The company recognizes revenues in the period goods are shipped or services are performed. Revenues from maintenance contracts are recognized over the life of the contract. Payments received by the company in advance of product delivery or performance of services are deferred until earned.

Concentration of Credit Risk
----------------------------

Financial instruments which potentially subject the company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of the company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and debt, approximate fair value.

Reclassifications
-----------------

Certain reclassifications have been made to prior year balances to conform to the current year presentation. The reclassifications have no effect on prior year operating results.

Investment Securities
---------------------

The company considers investment securities to be trading securities which are defined by SFAS No. 115 as securities that are bought and held principally for the purpose of selling them in the near term. The cost of securities sold is based on the specific identification method for purposes of recording realized gains and losses.

Management Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 2 - NATURE OF OPERATIONS

PCM, Inc. sells computers and related equipment and provides installation, training and repair services to customers in the Chicagoland area.

NOTE 3 - SHORT-TERM INVESTMENTS IN MARKETABLE SECURITIES

As of December 31, 1996, the company held marketable equity securities for trading purposes with estimated fair market values of $889,266. Income for 1997 and 1996 reflects realized (losses) gains of $(133,438) and $92,980, respectively. Unrealized gains from holding securities during 1997 and 1996 amounted to $0 and $165,756, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

                                                                               1997            1996
                                                                           ------------    --------
               Leasehold improvements .................................... $     30,570    $     30,570
               Furniture and fixtures ....................................       34,947          34,947
               Office and computer equipment .............................       57,878          46,685
               Vehicles ..................................................       35,818          35,818
               Software ..................................................        9,728           9,524
                                                                           ------------    ------------

                                                                                168,941         157,544

               Accumulated depreciation and amortization .................      (92,440)        (78,150)
                                                                           ------------    -------------

                                                                           $     76,501    $     79,394
                                                                           ------------    ------------
                                                                           ------------    ------------

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 5 - SHORT-TERM BORROWINGS - BANK

As of December 31, 1997 and 1996, the company was obligated under a line of credit with Bank Leumi for $443,365 and $486,480, respectively. Borrowings under this line of credit bear interest at 7.10% and are secured by several certificates of deposit, held at Bank Leumi, worth approximately $1,022,000 and $970,000 as of December 31, 1997 and 1996, respectively, and a personal guarantee by the principal stockholder. As of December 31, 1997, the maximum additional available borrowings on this line of credit were $1,556,635. The agreement expires on October 13, 1998.

As of December 31, 1996, the company was obligated under a line of credit with American National Bank in the amount of $262,000. Borrowings under this line of credit bore interest at a fluctuating rate equal to 150 basis points in excess of the bank's certificate of deposit rate, or 6.65% as of December 31, 1996, and were secured by several certificates of deposit worth approximately $513,000 held at American National Bank. This agreement was terminated by the company in 1997.

NOTE 6 - ACCOUNTS PAYABLE

The company has an agreement with Deutsche Financial Services Corporation to finance the purchase of inventory from its primary vendors. Under the terms of the agreement, interest accrues at approximately 11% and 10.75% for 1997 and 1996, respectively, after the expiration of the grace period, which averages 30 days. It is the company's policy to pay the obligation within the terms of the grace period. The borrowings are secured by the assets of the company and are subject to various restrictive covenants. As of December 31, 1997 and 1996, the amount due under this agreement was $1,360,733 and $714,246, respectively.

NOTE 7 - OPERATING LEASES

The company has entered into leases for automobiles and its office facilities. Total rental expense for these leases amounted to $149,259 and $146,154 for the years ended December 31, 1997 and 1996, respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 1997:


                           Year Ending December 31:

                          1998 ........................................  $  130,243
                          1999 ........................................      18,605
                          2000 ........................................       9,070
                          2001 ........................................       1,110
                                                                          ----------
                           Total Minimum Payments Required .............  $  159,028
                                                                          ----------
                                                                          ----------

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 8 - EMPLOYEE BENEFIT PLAN

The company sponsors a profit-sharing plan for all employees who are eligible based upon length of service. The plan provides for contributions in such amounts as the board of directors may determine. The company funds profit-sharing costs accrued. Contributions to the profit-sharing plan for the years ended December 31, 1997 and 1996 amounted to $50,000 for each year.


NOTE 9 - MAJOR CUSTOMER

For the years ended December 31, 1997 and 1996, sales to a major customer amounted to more than 10% of revenue. The amount of revenue from this customer was $4,226,327 and $4,978,356, respectively. The receivable balance from this major customer was $677,082 and $541,181 as of December 31, 1997 and 1996, respectively.


NOTE 10 - NONCASH FINANCING ACTIVITIES


Cash payments for interest for the years ended December 31, 1997 and 1996 amounted to $47,023 and $32,491, respectively.

Cash payments for income taxes for the years ended December 31, 1997 and 1996 amounted to $16,819 and $7,490, respectively.

Effective March 31, 1997, the company authorized and issued 111.12 additional shares of common stock as a stock bonus to an officer of the company. The shares were valued at $200,000. An additional $150,000 in cash was paid in conjunction with the stock bonus to cover the related payroll and income taxes.

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 11 - RELATED PARTIES

As of December 31, 1997 and 1996, the amounts due from related parties were as follows:

                                                                   1997             1996
                                                                -----------     --------

                           Stockholder advance ...............  $   390,957     $       -
                           Note receivable - Officer .........      200,000             -
                                                               ------------     ----------

                                                                $   590,957     $       -
                                                               ------------     ----------
                                                               ------------     ----------

The stockholder advance represents a noninterest-bearing demand loan to the majority stockholder in September 1997.

The terms of the note receivable - officer state one-fifth of the original note balance ($40,000), along with any accrued interest, will be forgiven on December 31 of each year in which the officer is employed by the company, beginning December 31, 1998 through December 31, 2002. In the event the officer ceases to be employed by PCM, Inc. for any reason other than death, permanent disability, or the bankruptcy of the company, the remaining balance of the note, including accrued interest, will become due immediately.

                                    PCM, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1997 and 1996

NOTE 12 - SUBSEQUENT EVENTS

The company and its stockholders have entered into an agreement on July 27, 1998 with Aztec Technology Partners, Inc. (Aztec), in which Aztec acquired all the outstanding shares of the company's common stock for approximately $54,000,000 in cash.

The company paid dividends during 1998, up to the date of the sale of the company on July 27, 1998, in the amount of $5,712,865.

                                                                   Exhibit 99.2

                                    PCM, INC.
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                  June 30,1998
                                 (In Thousands)


ASSETS

Current assets:
    Cash                                                       $    31
    Accounts receivable,net                                      4,400
    Due from stockholder                                           397
    Inventories                                                    466
    Prepaid expenses and other current assets                       41
                                                               -------
         Total current assets                                    5,335

Property and equipment, net                                         78
Due from officer                                                   200
                                                               -------
         Total assets                                          $ 5,613
                                                               -------
                                                               -------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term borrowings                                      $    26
    Accounts payable                                             1,065
    Accrued liabilities                                            142
                                                               -------
        Total current liabilities                                1,233
                                                               -------

Stockholders' equity:
      Common stock                                                 210
      Retained earnings                                          4,170
                                                               -------
           Total stockholders' equity                            4,380
                                                               -------

           Total liabilities and stockholders' equity          $ 5,613
                                                               -------
                                                               -------


                                    PCM, INC.
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                                 (In Thousands)


                                                                      Six Months Ended June 30,
                                                               ----------------------------------
                                                                1998                1997
                                                               ------------        -------------

Revenues                                                          $ 18,052             $ 18,321

Cost of revenues                                                    12,449               11,167
                                                               ------------        -------------

Gross profit                                                         5,603                7,154

Selling, general and administrative expenses                         1,267                  907
                                                               ------------        -------------
           Operating income                                          4,336                6,247

Other (income) expense                                                 (28)                (187)
                                                               ------------        -------------

Income before provision for income taxes                             4,364                6,434

Provision for income taxes                                              65                   97
                                                               ------------        -------------

Net income                                                         $ 4,299              $ 6,337
                                                               ------------        -------------
                                                               ------------        -------------

                                    PCM, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In Thousands)


                                                                       Six Months Ended June 30,
                                                               ---------------------------------
                                                                   1998               1997
                                                               -----------        ------------
Cash flows from operating activities:

         Net Income                                              $ 4,299             $ 6,337
         Adjustments to reconcile net income to
           net cash provided by operating activities              (1,216)             (2,751)
                                                               ---------           ---------

              Net cash provided by operating activities            3,083               3,586
                                                               ---------           ---------


Cash flows from investing activities:

         Changes in restricted funds                               1,022                (312)
         Other                                                        (7)                  -
                                                               ---------           ---------

              Net cash provided by (used in) investing
                activities                                         1,015                (312)
                                                               ---------           ---------


Cash flows from financing activities:

         Checks issued in excess of funds on deposit                (499)             (1,301)
         Net repayments under line of credit                        (418)               (475)
         Payment of dividends                                     (5,713)               (258)
                                                               ---------           ---------

              Net cash used in financing activities               (6,630)             (2,034)
                                                               ---------           ---------

Net increase (decrease) in cash and cash equivalents              (2,532)              1,240
Cash and cash equivalents at beginning of period                   2,563                   2
                                                               ---------           ---------

Cash and cash equivalents at end of period                            31               1,242
                                                               ---------           ---------
                                                               ---------           ---------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)

NOTE 1. PRESENTATION

The condensed consolidated balance sheet as of June 30, 1998, the condensed consolidated statements of income for the six-month periods ended June 30, 1998 and 1997, and the condensed consolidated statements of cash flows for the six-month periods then ended have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the condensed consolidated financial statements contained in this report be read in conjunction with the financial statements and notes thereto included in this current report on Form 8-K. The results of operations for the six-months ended June 30, 1998 are not necessarily indicative of the operating results for the full year.

NOTE 2. SUBSEQUENT EVENT

The Company and its stockholders have entered into an agreement on July 27, 1998 with Aztec Technology Partners, Inc. (Aztec), in which Aztec acquired all of the outstanding shares of the company's common stock for approximately $54,000,000 in cash.